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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-1 of our report dated August 9, 1999 relating to the financial statements of E-Systems Medical Electronics (a division of Raytheon E-Systems, Inc.), which appears in such Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
February 24, 2000